UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/17/2008

Aurelio Resource Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  -

Nevada	33-1086828
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5554 S. Prince St.
Suite 200
Littleton, CO 80120
(Address of principal executive offices, including zip code)

303-795-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On April 14, 2008, the Company amended the Stock Option Plan for our directors and and employees adopted on September 14, 2006 and amended on December 6, 2007, increasing the total common stock reserved for issuance pursuant to the 2006 Plan from 3,200,000 shares to 5 million shares.

On April 14, 2008, the Company amended the Stock Compensation Plan for our directors and and employees adopted on October 12, 2006 and amended on December 6, 2007, increasing the total common stock reserved for issuance pursuant to the 2006 Stock Compensation Plan from 3,200,000 shares to 5 million shares.

Item 9.01.    Financial Statements and Exhibits

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aurelio Resource Corporation

Date: April 17, 2008	By:	/s/ Stephen B. Doppler
Stephen B. Doppler
President and CEO

Exhibit Index

Exhibit No.	Description
EX-10.01	Consent Minutes Amending the Stock Option Plan adopted September 15, 2006, amended December 6, 2007.
EX-10.02	Consent Minutes Amending the Stock Compensation Plan adopted October 12, 2006, amended December 6, 2007.